LOAN AND SECURITY AGREEMENT


THIS LOAN AND SECURITY AGREEMENT (this "Agreement") dated February 28, 1996, is made by and between Patten Resorts, Inc., a Delaware corporation ("Borrower"), whose address is 5295 Town Center Road, Suite 400, Boca Raton, Florida 33486, and Heller Financial, Inc., a Delaware corporation ("Lender"), whose address is 500 West Monroe Street, 15th Floor, Chicago, Illinois 60661.

                                    RECITALS

     A. Borrower desires Lender to extend a secured credit facility to Borrower in accordance with the terms of this Agreement.
     B. Borrower's obligations under the Loan Documents will be secured by, a first mortgage on the Resort and a security interest in certain Contracts Receivable.
     C. Patten Corporation a Massachusetts corporation ("Guarantor") shall guaranty all of the obligations of Borrower to Lender under the Loan Documents.
     D. All capitalized terms used herein shall have the meanings ascribed thereto in the appendix attached hereto and made a part hereof by this reference.
     NOW, THEREFORE, in consideration of the foregoing premises and the agreements, provisions and covenants herein contained, Borrower and Lender agree as follows:
SECTION 1. THE LOAN

1.1 Loan. The Loan shall consist of an inventory component and a contract receivable component as described below: (a) Inventory Component. An inventory loan in the original principal amount equal to the lesser of (i) 80% of the cost to construct the Resort or (ii) $13,500,000, but in no event more than the outstanding principal balance of the construction loan at the Funding Date. The inventory component of the Loan shall be secured by a Mortgage on the Resort delivered by Borrower to Lender on or before the Closing Date which Mortgage shall be recorded by Lender as of the Closing Date. (b) Contract Receivable Component. Upon the terms and subject to the conditions set forth in this Agreement, Lender shall advance to Borrower and Borrower may borrow, repay and reborrow, principal under the contract receivable component of the Loan an amount not to exceed Availability. 1


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      1.2 Term.

      (a) Inventory Component. The entire outstanding principal amount of the inventory component of the Loan together with all interest and other Indebtedness of Borrower shall be paid in full on the Inventory Note Maturity Date. (b) Contract Receivable Component. The entire outstanding principal balance of the contract receivable component of the Loan, together with all Borrower's Indebtedness, shall be paid in full by not later than the Receivable Note Maturity Date. 1.3 Interest Rate. The outstanding principal balance of the Loan together with all other Indebtedness shall bear interest at the Interest Rate; provided, however, that after the occurrence of an Event of Default the Loan will bear interest at the Default Rate. 1.4 Payments. (a) Inventory Component. (i) The Borrower agrees to pay or cause to be paid to the Lender on a monthly basis in arrears all interest due under the inventory component of the Loan at the Interest Rate. (ii) On the Funding Date, Borrower shall pay or cause to be paid to Lender an amount equal to $2,905 for each Interval
      sold  during  the  Pre-Sale   Credit  Period  (the  Interval  Sale  Fee")
      accompanied by a listing of all Intervals sold during the Pre-Sale Credit Period as well as the sale price of each Interval. The Interval Sale Fee shall be paid until the inventory component of the Loan, including all principal, interest and other amounts due with respect thereto, has been paid in full. (iii) During the Revolving Period and thereafter, within twenty-five (25) days after the end of each calendar month, Borrower shall pay or cause to be paid to Lender the Interval Sale Fee for each Interval sold during such calendar month. Lender agrees at Borrower's request to pay the aggregate Interval Sale Fee for the preceding calendar month from the proceeds of the first Advance payable to Borrower in the next succeeding calendar month. The payment of such aggregate Interval Sale Fee shall be accompanied by a list of Intervals sold in the calendar month as well as the sale price of each Interval. The Interval Sale Fee shall be paid until the inventory component of the Loan, including all principal, interest, and other amounts due with respect thereto, has been paid in full. Notwithstanding the Interval Sale Fee payable per Interval sale, Borrower must satisfy the minimum Interval Sale Fee requirements as set forth in Schedule 1 .4(a)(ii) hereto. The Interval Sale Fee proceeds shall be applied to reduce the outstanding principal balance of the inventory component of the Loan. Upon receipt of the Interval Sale Fee, Lender shall retain the lien of the Mortgage on the subject Interval. In the event of the cash sale of an Interval or when the Financed Pre-Sale Contract
                                                                 2


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Receivable or the Financed Contract  Receivable  related to the subject Interval is paid in full, Borrower shall promptly request in writing and Lender shall authorize the release of the subject Interval from the lien of the Mortgage. At such time Lender shall execute and Borrower shall cause to be recorded a partial release of such Mortgage with respect to the subject Interval. All partial releases from the lien of the Mortgage executed by Lender shall be in form and substance and upon terms and conditions satisfactory to Lender.

(b) Contract Receivable Component.
(i) Monthly Payments. All funds collected by the Lockbox Agent from the Financed Pre-Sale Contracts Receivable and Financed Contracts Receivable shall be paid to Lender at least weekly pursuant to the Lockbox Agreement, and applied in the following order: first to the payment of costs or expenses incurred by Lender in collecting any amounts due in connection with the Loan; second, to the payment of accrued and unpaid interest; and thereafter to the reduction of the principal balance of the Loan. If the funds received by Lender from the Lockbox Agent with respect to any month are insufficient to pay interest in full, Borrower shall pay the difference to Lender within five (5) Business Days of written notice from Lender. Payments received by Borrower directly from any Purchaser shall be delivered to the Lockbox Agent within two (2) Business Days. 1.5 Prepayments (a) Voluntary Prepayments. The inventory component of the Loan may be prepaid at any time without any Prepayment Premium. Prepayments of the contract receivable component of the Loan (i) shall not be permitted during the Pre-Sale Credit Period or the Revolving Period, and (ii) may be made in whole, but not in part, upon five (5) days prior written notice to Lender at any time after the end of the Revolving Period upon payment of the applicable Prepayment Premium (whether such prepayment results from voluntary payments by Borrower, acceleration, or otherwise); provided, however, that payments or prepayments of Financed Pre-Sale Contracts Receivable and Financed Contracts Receivable made by Purchasers shall not violate this Section 1.5(a), and no Prepayment Premium shall be payable as a result of any such payment. Notwithstanding the above, Borrower shall be permitted to prepay the contract receivable component of the Loan without a Prepayment Premium in the event the Borrower sells or pledges the Financed Pre-Sale Contracts Receivable and/or the Financed Contracts Receivable as part of an asset-backed securitization thereof. In such event, the full amount of the Loan outstanding at that time including the contract receivable component and inventory component thereof must be paid off in full by Borrower. (b) Mandatory Prepayments (i) Excess Outstandings. If at any time the outstanding principal balance of the Loan exceeds the Maximum Exposure, Borrower shall, within five
(5)


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  Business Days after notice,  either (A) prepay the Loan in an amount necessary to reduce the principal balance of the Loan, or (B) deliver to Lender (i) during the Pre-Sale Credit Period such additional or replacement Eligible Pre-Sale Contracts Receivable or (ii) during or after the Revolving Period such additional or replacement Eligible Contracts Receivable, so that pursuant to (A) or (B) hereunder the remaining outstanding principal balance of the Loan is equal to or less than the Maximum Exposure.

  (ii) Ineligible Financed Contract Receivable. If at any time after the expiration of the Revolving Period, a Financed Contract Receivable ceases to be an Eligible Contract Receivable, Borrower shall, within five (5) Business Days after notice, either (A) prepay the Loan in an amount equal to the balance due under such Financed Contract Receivable, or (B) deliver to Lender one (1) or more Eligible Contracts Receivable having an outstanding aggregate principal balance equal to, or no more than $1,000 in excess of, the outstanding principal balance of such ineligible Financed Contract Receivable. Thereafter, Lender shall return such ineligible Financed Contract Receivable to Borrower and, within five (5) days of Lender's receipt from Borrower of a
  completed   Assignment  of  Contract  relating  to such  Contract
  Receivable, in forms acceptable to Lender, Lender shall execute such instruments and return them to Borrower. (iii) Deficit Amount. On the Funding Date, if the amount of the aggregate Interval Sale Fees payable by Borrower to Lender for Intervals sold during the Pre-Sale Credit Period is less than the amount of the Excess Availability payable to Borrower as a result of the increase in Availability which occurs at the time the Revolving Period commences ("Deficit Amount"), Borrower shall concurrently therewith, either
  (A) prepay the Loan in an amount equal to the Deficit Amount or (B) deliver to Lender one (1) or more Eligible Contracts Receivable, so that pursuant to (A) or (B) hereunder, the Deficit Amount is eliminated. (iv) No Prepayment Premium. No Prepayment Premium shall be due in connection with any mandatory prepayment made in accordance with Sections 1.5(b)(i), (ii) or (iii) above, in connection with the inventory component of the Loan generally or in connection with the payment of any Interval Sales Fee described in Section 1.4(a)(ii) above. 1.6 Commitment Fee. The entire Commitment Fee shall be deemed to have been fully earned by Lender as of the date hereof, and Borrower shall pay the unpaid portion of the Commitment Fee to Lender by the earlier to occur of the Closing Date or February 29, 1996.

       1.7 Funding Requirements.

       (a) Inventory component.
       (i) The Funding Date shall occur no later than twelve (12) months from the Closing Date. Lender shall not be obligated to fund the inventory component of the Loan until all of the following occur: a. A final certificate of occupancy for the entire Resort has been issued by the appropriate governmental authorities and all inspections, licenses and certificates required to be made or issued with respect to any buildings, improvements or amenities at the Resort and with respect to the use and occupancy thereof or utilities necessary to service have been made or issued by the appropriate authorities and the use or occupancy of all such buildings, improvements and amenities for their respective intended purposes are lawful under all applicable statutes, ordinances, rules and regulations. b. The Resort has been completed by Borrower in accordance with the plans and specifications approved by Lender, Lender's consultant, the Resort architect and general contractor and all Units are fully furnished. c. The completion of the Resort has been certified to in writing by Lender's consultant who shall initially be the same consultant as the construction lender has engaged. The consultant shall verify the status of completion on a monthly basis during the construction period in connection with draw requests under the Construction Loan. The consultant shall provide the same reports to Lender as it provides to the construction lender. d. A Timeshare Registration has been approved by the appropriate South Carolina governmental authorities authorizing the sale of all Intervals at the Resort and continues to remain in effect during the term of the Loan. e. The Declaration has been recorded, as approved by Lender, in compliance with the Timeshare Act and Interval sales at the Resort have commenced. f. All Loan Documents required by Lender in the Closing Checklist and herein have been fully executed and all supporting documents set forth in the Closing Checklist, including without limitation an as-built survey certified to Lender showing the as-built improvements located entirely within the real property of the Resort and an ALTA title insurance policy, have been provided to Lender and are satisfactory to Lender in its reasonable discretion. The Closing Checklist is attached hereto as Schedule 1.7(a)(i)f.
                                                                  5


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9. Recordation of a notice of completion which shall cause the expiration upon a date certain of any statutory period within which mechanics' and similar liens may be filed.


i. Receipt by Lender of all required documents and information needed by Construction Lender under the Construction Loan Documents to make the final advance of the Construction Loan.
Final Lien-Waivers shall have been delivered to Lender.
(ii) In the event all of these  conditions  are not  satisfied in full by twelve
(12) months from the Closing Date, Borrower shall have the option of extending the Funding Date for an additional four (4) month period by paying Lender an extension fee in the amount of $67,500 and executing extension documents reasonably required by Lender. (b) Contract Receivable Component. During the Pre-Sale Credit Period and the Revolving Period, Lender shall make Advances to Borrower not in excess of Availability provided that Borrower satisfies all conditions set forth in Section 3 hereof. Advances shall be (a) in minimum amounts of $100,000 each, and (b) made no more frequently than three (3) times each month nor more than one (1) time each week. Except in connection with a prepayment mandated under Section 1.5(b)(i) above, any amounts repaid during the Revolving Period may be reborrowed during the Revolving Period. (c) Excess Availability. During the Revolving Period, Lender shall make Advances of Excess Availability to Borrower not more often than once per month and within fifteen
(15) days of Borrower's delivery to Lender of written request therefor accompanied by Monthly Reports evidencing such Excess Availability to Lender's satisfaction. SECTION 2. COLLATERAL

2.1 Grant of Security Interest. To secure the payment and performance of the Indebtedness, Borrower does hereby unconditionally and irrevocably assign, pledge and grant to Lender a first priority continuing security interest and lien in and to all right, title and interest of Borrower in the following property of Borrower, whether now owned or existing or hereafter acquired regardless of where located (collectively, the "Collateral"); provided, however, that the Collateral-lnventory Component set forth in Section 2.1(a) below consists of a second lien subordinate to the Construction Loan from the Closing Date until the Funding Date, after which date such Collateral-lnventory Component shall be a first priority lien and security interest as set forth above; the Collateral-Contract Receivable Component consists of a first priority lien and security interest in all items set forth in Section 2.1 (b) below as of the Closing Date.
                                                         6


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(a) Collateral - Inventory Component.

(i)

(ii) A lien in and to all equipment, furnishings inventory, supplies, accounts, chattel paper and general intangibles at any time located at, arising out of the use of, and/or used in connection with the operation of the Resort; A Mortgage on the Resort. (iii) An absolute and unconditional assignment of any and all leases, subleases, licenses, concessions, entry fees, or other agreements which grant an interest in and to, or the right to use the unsold Intervals, or any  portion of the  Resort  (collectively,  the  "Tenant  Leases");  (iv) An absolute and unconditional assignment of all of the rents, revenues, income, proceeds, royalties, profits and other benefits payable for using, leasing, licensing, possessing, operating from or in, or otherwise enjoying the unsold Intervals or any portion of the Resort pursuant to the Tenant Leases, including, without limitation, damages received upon the occurrence of a default under any of the Tenant Leases and all proceeds payable under any policy of insurance which covers the unsold Intervals or any portion of the Resort; (v) An absolute and unconditional assignment of all other agreements to which Borrower is or becomes a party or holds any interest therein and which in any way relate to the use, occupancy, maintenance or enjoyment of the Resort, including, but not limited to, payment and performance bonds for completion of the Resort, utility contracts, maintenance agreements, management agreements, equipment leases, service or operating contracts, licenses and permits necessary or desirable for the operation of the Resort and any agreement guaranteeing the performance of the obligations contained in any of the foregoing agreements; (vi) An assignment of the construction contract between Borrower and the general contractor for the Resort, the plans and specifications for the Resort previously delivered to Lender, the contract between Borrower and the architect for the Resort, and other developer's rights, such assignments to be in form and content satisfactory to Lender; and (vi) The Collateral for the receivable component of the Loan as set forth in Section 2.1(b)(i) - (ix) of the Agreement. (b) Collateral - Contract Receivable Component. (i) The Financed Pre-Sale Contract Receivable (Lender's collateral during the Pre-Sale Credit Period only);
                                                         7


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SECTION 3. CONDITIONS PRECEDENT TO ADVANCES


     The obligation of Lender to make Advances is subject to satisfaction of all of-the conditions set forth below.
     3.1 Closing Deliveries. Lender shall have received, in form and substance satisfactory to Lender, all documents, instruments and information identified on the Closing Checklist heretofore delivered by Lender to Borrower.
     3.2 Deliveries Prior to Each Advance. Prior to each Advance, Lender shall have received all documents, instruments and information identified on Schedule
3.2. Requests for Advance shall be made at least five (5) Business Days prior to the requested date of disbursement and shall be in the form of Exhibit C hereto.
     3.3 Security Interests. Lender shall have received satisfactory evidence that all security interests and liens granted to Lender pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute liens on the Collateral with the priority as set forth in Section 2.1 above.
     3.4 Representations and Warranties. The representations and warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of the date of funding of the Advance except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made by Borrower to Lender after the date hereof and approved by Lender.
     3.5 No Default. No Event of Default shall have occurred and be uncured at the time of the Advance.
     3.6 Performance of Agreements. Borrower shall have performed in all material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it.
 SECTION 4. GENERAL REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants to Lender as follows, which representations and warranties shall remain true throughout the term of the
Loan:
          4.1 Existence. Borrower is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware with its principal place of business at 5295 Town Center Road, Suite 400, Boca Raton, Florida
 33486. Borrower is in good standing under the laws of the State of South Carolina and is authorized to transact business in the State of South Carolina.
                                                            9


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4.2 Authorization and Enforceability.

(a) Execution. The Loan Documents have been duly authorized, executed and delivered and constitute the duly authorized, valid and legally binding obligations of Borrower, enforceable against Borrower and the other parties signatory thereto (other than Lender) in accordance with their respective terms.
(b) Other Agreements. The execution, delivery and compliance with the terms and provisions of the Loan Documents will not (i) to the best of Borrower's knowledge, violate any provisions of law or any applicable regulation, order or other decree of any court or governmental entity, or (ii) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Borrower is bound. 4.3 Financial Statements and Business Condition. Borrower and Guarantor's financial statements fairly present the respective financial conditions and (if applicable) results of operations of Borrower, and Guarantor as of the date or dates thereof and for the periods covered thereby. All such financial statements, other than those prepared on behalf of a natural person, if any, were prepared in accordance with GAAP. Except for any such changes heretofore expressly disclosed in writing to Lender, there has been no material adverse change in the respective financial conditions of Borrower or Guarantor from the financial conditions shown in their respective financial statements. Borrower is able to pay all of its debts as they become due, and Borrower shall maintain such solvent financial condition, giving effect to all obligations, absolute and contingent, of Borrower. Borrower's obligations under this Agreement and under the Loan Documents will not render Borrower unable to pay its debts as they become due. The present fair market value of Borrower's assets is greater than the amount required to pay its total liabilities. 4.4 Taxes. All ad valorem taxes and other taxes and assessments against the Resort and the Collateral have been paid and Borrower knows of no basis for any additional taxes or assessments against the Resort or the Collateral. Borrower has filed all required tax returns and has paid all taxes shown to be due and payable on such returns, including interest and penalties, and all other taxes which are payable by it, to the extent the same have become due and payable. Borrower shall or shall cause the Timeshare Association to collect and pay any applicable sales or rental tax respecting the sale or rental of any Intervals. 4.5 Litigation and Proceedings. There are no actions, suits, proceedings, orders or injunctions pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower, Guarantor, or the Timeshare Association, at law or in equity, or before or by any governmental authority, which could have a material adverse effect on Borrower or Guarantor or relate to the Loan or the Resort. Borrower has received no notice from any court or governmental authority alleging that Borrower has violated the Timeshare Act, any of the rules or regulations thereunder, or any other applicable laws. Borrower
                                                         10


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shall  provide  Lender  prompt  written  notice of any such action or proceeding commenced against Borrower, Guarantor, the Resort or the Timeshare Association.

4.6  Licenses  and  Permits.   Borrower  possesses  all  requisite   franchises,
certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders as are necessary to carry on its business as now being conducted. All such licenses and permits shall be in full force and effect as of the Funding Date and no action shall be pending or threatened to revoke or modify any such license or permit. 4.7 Full Disclosure. No information, exhibit or written report furnished by or on behalf of Borrower to Lender in connection with the Loan contains any material misstatement of fact or omits any material fact necessary to make the statement contained herein or therein not misleading. Borrower knows of no legal or contractual restriction which will prevent it from offering or selling Intervals to Purchasers in any state where it is selling Intervals. 4.8 Employee Benefit Plans. Borrower is in compliance in all material respects with all applicable provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof with respect to all Employee Benefit Plans. No material liability has been incurred by Borrower which remains unsatisfied for any funding obligation,
taxes  or   penalties   with  respect  to  any  Employee   Benefit   Plan.   4.9
Representations as to the Resort. (a) Title: Prior Liens. Borrower has good and marketable title to the Resort and all Intervals unless and until a Purchaser has paid off his or her Contract Receivable in full at which time a deed to the Interval is conveyed to the Purchaser, pursuant to the terms of the Contract Receivable. Borrower is not in default under any of the documents evidencing or securing any indebtedness which is secured, wholly or in part, by the Resort, and no event has occurred which with the giving of notice, the passage of time or both, would constitute a default under any of the documents evidencing or securing any such indebtedness. There are no liens or encumbrances against the Collateral or the Resort other than the Permitted Exceptions and Borrower may not further encumber the Resort without the prior written consent of Lender. (b) Access. Prior to the Funding Date, and at all times thereafter, the Resort will have direct access to a publicly dedicated road over a recorded easement and all roadways, if any, inside the Resort are common areas under the Declaration. (c) Utilities. Prior to the Funding Date and at all times thereafter, electric, gas, sewer, water facilities and other necessary utilities will be lawfully available in sufficient capacity to service the Resort and any easements necessary to the furnishing of such utility service will have been obtained and duly recorded. o
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  (b) No  Modification.  There have been no  modifications  or amendments to the
  Pledged Documents. Borrower shall not grant extensions of time for the payment of, compromise for less than the full face value, release in whole or in part any Purchaser liable for the payment of, or allow any credit whatsoever except for the amount of cash to be paid upon, any Collateral or any instrument or document representing the Collateral.

     (c) Binding Obligations. On the date of the assignment and delivery to Lender, each Financed Pre-Sale Contract Receivable constitutes an Eligible Pre-Sale Contract Receivable, each Financed Contract Receivable and Upgraded Contract Receivable constitutes an Eligible Contract Receivable and Borrower is not aware of any facts or information which would cause such Financed Pre-Sale Contract Receivable or Financed Contract Receivable to be ineligible hereunder.
     (d) Community Property The Pledged Documents were executed by Purchasers in connection with the purchase of Intervals and, as to individuals, bind the marital community of married individual partners, to the extent community property statutes are applicable.
 SECTION 5. AFFIRMATIVE COVENANTS

  So long as any portion of the Indebtedness remains unpaid, Borrower covenants as follows:
     5.1 Payment and Performance of Indebtedness. Borrower shall pay and promptly perform all of the obligations hereunder and under the Loan Documents.
     5.2 Maintenance of Insurance. (a) Policies. The Resort shall at all times and for so long as any Indebtedness remains outstanding be kept insured with such general liability coverage and such other coverages acceptable to Lender, by carrier(s), in amounts and in form at all times satisfactory to Lender, which carrier(s), amounts and form shall not be changed without the prior written consent of Lender. All required insurance may be maintained by the Timeshare Association as required by the Declaration, provided that in the event such Timeshare Association fails to maintain any insurance required under this
Section 5.2(a), then Borrower shall be required to obtain and maintain such insurance. (b) Proofs of Claim. In case of loss or damage or other casualty, Borrower shall give immediate written notice thereof to the insurance carrier(s) and to Lender. Lender is authorized and empowered, and Borrower hereby irrevocably appoints Lender as its attorney-in-fact (such appointment is coupled with an interest), at Lender's option, to make or file proofs of loss or damage and to settle and adjust any claim under insurance policies which insure against such risks, or to direct

Borrower, in writing, to agree with the insurance carrier(s) on the amount to be paid in regard to such loss.

(c) Loss or Casualty. Provided no Event of Default then exists and Borrower certifies as to same, the net insurance proceeds shall be made available for the restoration or repair of the Resort if (i) in Lender's reasonable judgment: (A) restoration or repair and the continued operation of the Resort is economically feasible; (B) the value of Lender's security is not reduced; and (C) the casualty loss is $100,000 or less; and (ii) the loss does not occur in the six
(6) month period preceding the Inventory Note Maturity Date or the Receivable Note Maturity Date and Lender's independent consultant certifies that the restoration of the Property can be completed at least ninety (90) days prior to the Inventory Note Maturity Date or the Receivable Note Maturity Date. Borrower shall pay all amounts, in addition to the net insurance proceeds, necessary to pay in full the cost of the restoration or repair. Notwithstanding the foregoing, it shall be a condition precedent to any disbursement of insurance proceeds held by Lender hereunder that Lender shall have approved (x) all plans and specifications for any proposed repair or restoration; (y) the construction schedule; and (z) the architect's and general contractors contracts for restoration exceeding $100,000. Lender may establish other conditions it deems reasonably necessary to assure the work is fully completed in a good and workmanlike manner free of all liens or claims by reason thereof, and in compliance with all applicable laws, rules and regulations. At Lender's option, the net insurance proceeds shall be disbursed pursuant to a construction escrow acceptable to Lender. If an Event of Default then exists, or any of the conditions set forth in this subsection have not been met or satisfied, the net insurance proceeds shall be applied to the Loan in such order and manner as Lender may elect, whether or not due and payable, with any excess paid to Borrower. 5.3 Condemnation. The proceeds of any award, payment or claim for damages, direct or consequential, in connection with any condemnation or other taking of any Unit or Interval which is the subject of a Financed Pre-Sale
Contract Receivable, Financed Contract Receivable or part thereof, or for conveyances in lieu of condemnation, are hereby assigned to and shall be paid to Lender. Lender is authorized (but is under no obligation) to collect any such proceeds. Lender may, in its sole discretion, elect to apply the net proceeds of any such condemnation award (after deduction of Lender's reasonable costs and expenses, if any, in collecting the same) in reduction of the Indebtedness in such order and manner as Lender may elect, whether due or not. 5.4 Inspections and Audits. Borrower shall, at such reasonable times during normal business hours and as often as may be reasonably requested, permit any agents or representatives of Lender to inspect the Resort and any of Borrower's assets (including financial and accounting books and records), to examine and make copies of and abstracts from the records and books of account of Borrower or the Timeshare Association or servicer under the Servicing Agreement and to discuss its affairs, finances
                                                         14

(ii) The Financed Contract Receivable;

(iii) The  Collateral  for the  inventory  component of the Loan as set forth in
Section 2.1(a)(i)-(v) of the Agreement; (iv) To the extent permitted by state law, all deposits, accounts, accounts receivable, general intangibles and other receivables arising under or in connection with the Pledged Documents, together with all payments, privileges and benefits arising out of the enforcement thereof, and all funds held in any deposit accounts related to any of the Financed Pre-Sale Contracts Receivable and Financed Contracts Receivable; (v) All documents, instruments, pledged assets and chattel paper relating to the Pledged Documents and the other properties and rights described as Collateral herein; (vi) All cash and other monies and property of Borrower in the possession or under the control of Lender; (vii) All books, records, ledger cards, files, correspondence, computer tapes, disks and software relating to the Pledged Documents or any other Collateral described herein; (viii) All management, marketing, servicing, maintenance or other similar contracts for the Resort; and (ix) All proceeds, extensions, amendments, additions, improvements, betterments, renewals, substitutions and replacements of the foregoing. 2.2 Upgraded Contracts Receivable. Notwithstanding anything to the contrary set forth in this Agreement, Borrower may supplement or replace Financed Contracts Receivable with Upgraded Contracts Receivable without Lender's prior consent so long as no Event of Default exists and is continuing. 2.3 Security Agreement. This Agreement shall be deemed a security agreement as defined in the Code, and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be cumulative and be as prescribed (a) herein, or (b) by general law, or (c) as to such part of the Collateral which is also reflected in any filed financing statement, by the specific provisions of the Code now or hereafter enacted, all at Lender's sole election.
                                                        8

(d) Amenities. Prior to the Funding Date and at all times thereafter, all amenities for Phase 1 of the Resort as described in the sales prospectus and the Public Reports for the Resort will be completed, or a bond insuring their completion will have been posted. Such amenities include those listed in Exhibit D attached hereto. Prior to the Funding Date, each Purchaser of an Interval will have access to and the use of all of the amenities and public utilities of the Resort as and to the extent provided in the Declaration and the Public Reports.

                   (e) Construction. Prior to the Funding Date and at all times thereafter, all costs arising from the construction of any improvements and the purchase of any equipment, inventory, or furnishings located in or on the Resort will have been paid.
                   (f) Assessments. Prior to the Funding Date and at all times thereafter, each Purchaser will be a member of the Timeshare Association which has authority to levy annual assessments to cover the costs of maintaining and operating the Resort. The Timeshare Association is solvent. Borrower acknowledges that in the first several years of sales of Intervals that Borrower shall subsidize the Timeshare Association by paying amounts of common expenses not collected from owners of Intervals to meet the expenses of the Resort as such expenses are incurred on an annual basis. Thereafter, it is anticipated assessments upon Purchasers will be adequate to cover the costs of maintaining and operating the Resort and to establish and maintain a reasonable reserve for capital improvements and furniture fixtures and equipment. Borrower will use its best efforts to cause the Timeshare Association to maintain the reserves described above.
          4.10 Timeshare Interval Exchange Network. Borrower is a member of the Interval International exchange network pursuant to a validly executed and enforceable written affiliation agreement with internal international and Purchasers who are members of Interval international are entitled to exchange privileges within the Interval international exchange network. Borrower has paid all fees and other amounts due and owing under such agreement and is not otherwise in default thereunder. 4.11 Collateral.
(a) Title. Borrower has good and marketable title to the Collateral, free and clear of any lien, security interest, charge or encumbrance except for (I) the security interest created by this Agreement or otherwise created in favor of Lender, and (11) the Permitted Exceptions. No financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Lender. Borrower shall defend Lender against and save it harmless from all claims of any Persons other than Lender with respect to the Collateral, and this indemnity shall include all attorney's fees and legal expenses.

and accounts with any of its officers, employees or independent public accountants. Borrower acknowledges that Lender intends to conduct such audits and inspections on at least an annual basis. Borrower shall make available to Lender all credit information in Borrower's possession or under Borrower's control with respect to Purchasers as Lender may request. Property inspections shall be at Lender's expense, but all audits and credit investigations shall be at Borrower's expense; provided, however, that except with respect to any audits conducted after an Event of Default hereunder, Borrower shall not be required to pay in excess of $3,000 in any calendar year for audits performed during such year.

5.5 Reporting Requirements. So long as the Indebtedness remains unpaid, Borrower shall furnish the following to Lender (a) Monthly Reports. Within ten (10) days after the end of each calendar month, reports showing through the end of the preceding month, (I) the following information with respect to each Financed Pre-Sale Contract Receivable and each Financed Contract Receivable: (A) the opening and closing balances, (B) all payments received allocated to interest, principal, late charges, taxes or the like, (C) the rate of interest, (D) an itemization of delinquencies, extensions, refinances, prepayments, upgrades, payoffs, cancellations and other adjustments, (E) the remaining term, and (i ) the nature and status of any claims asserted or legal action pending with respect thereto; and (II) the weighted average interest rate and the average remaining term of all Financed Pre-Sale Contracts Receivable and Financed
Contracts Receivable. (b) Sales and Inventory Reports. Within ten (10) days after the end of each quarter, a quarterly report showing all sales and cancellations of sales of Intervals (including Pre-Sale Contracts Receivable during the Pre-Sale Credit Period), in form and content satisfactory to Lender; and within thirty (30) days after the end of each Fiscal Year, an annual sales and inventory report for the Resort detailing the sales of all intervals during such Fiscal Year and the available inventory of Units and Intervals, certified by Borrower to be true, correct and complete and otherwise in the form approved by Lender. (c) Quarterly Financial Reports. Within forty-five (45) days after the end of each fiscal quarterly period, unaudited financial statements of Borrower, Guarantor and the Timeshare Association, certified by the chief financial officer of the subject thereof. (d) Year-End Financial Reports. As soon as available and in any event within one hundred and twenty (120) days after the end of each Fiscal Year: (I) the balance sheet of Borrower and Guarantor as of the end of such year and the related statements of income and cash flow for such Fiscal Year; (II) a schedule of all outstanding indebtedness of Borrower and Guarantor describing in reasonable detail each such debt or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt or loan; (iii) Borrower's annual financial
                                                        15
statement may be unaudited and certified by Borrower's chief financial officer as of the dates indicated and the results of its operations and cash flow for the periods indicated in conformity with GAAP; and (iv) Guarantor's annual financial statements must be audited and include a copy of a report from a firm of independent certified public accountants selected by Guarantor, which report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly the financial position of Guarantor as of the dates indicated and the results of its operations and cash flow for the periods indicated in conformity with GAAP.

(e) Audit Reports. Promptly upon receipt thereof, one (1 ) copy of each other report submitted to Borrower or Guarantor by independent public accountants in connection with any annual, interim or special audit made by them of the books of Borrower or Guarantor; (f) Other Reports. Such other reports, statements, notices or written communications relating to the Borrower, Guarantor or the Resort as Lender may require, in its reasonably discretion. (g) SEC Reports. Promptly upon their becoming available one (1 ) copy of each financial statement, report, notice or proxy statement sent by Borrower or Guarantor to security holders generally, and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by Borrower or Guarantor with, or received by Borrower or Guarantor in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency. 5.6 Records. Borrower shall keep adequate records and books of account reflecting all financial transactions of Borrower, including sales of Intervals, in which complete entries will be made in accordance with GAAP. 5.7 Management. The manager and the management contracts for the Resort shall at all times be satisfactory to Lender. For so long as Borrower controls the Timeshare Association for the Resort, Borrower shall not change the Resort manager or amend, modify or waive any provision of or terminate the management contract for the Resort without the prior written consent of Lender, which consent shall not be unreasonably withheld. Alan Murray and Patrick Rondeau shall remain the principal officers of Borrower and Alan Murray shall have authority to make all material business decisions during the term of the Loan. 5.8 Net Worth. Guarantor agrees to maintain a minimum net worth, determined in accordance with GAAP, of Forty Two Million Dollars ($42,000,000) at all times.
                                                       16

5.9 Maintenance. Borrower shall maintain the Resort in good repair, working order and condition and shall make or cause to be made all necessary replacements to the Resort.

          5.10 Proceeds. Immediately upon Borrower's receipt of proceeds from the sale of any of the Collateral, Borrower shall deliver such proceeds to Lender in their original form and, pending delivery to Lender, Borrower will hold such proceeds as agent for Lender and in trust for Lender.
          5.11 Release and Bonding of Liens. In the event any lien (other than a Permitted Exception) attaches to any Collateral, Borrower shall, within ten
 (10) days after such attachment, either (a) cause such lien to be released of record or (b) provide Lender with a bond in accordance with the applicable laws of the state in which the Resort is located, issued by a corporate surety acceptable to Lender, in an amount acceptable to Lender and in form acceptable to Lender.
          5.12 Claims. Borrower shall promptly notify Lender of any claim, action or proceeding affecting the Collateral, or any part thereof, or any of the security interests granted hereunder, and, at the request of Lender, appear in and defend, at Borrower's expense, any such claim, action or proceeding.
          5.13 Use of Lender Name. Borrower will not, and will not permit any Affiliate to, without the prior written consent of Lender, use the name of Lender or the name of any affiliates of Lender in connection with any of their respective businesses or activities, except in connection with internal business matters, administration of the Loan and as required in dealings with governmental agencies.
          5.14 Other Documents. Borrower will maintain accurate and complete files relating to the Financed Pre-Sale Contracts Receivable, Financed Contracts Receivable and other Collateral to the satisfaction of Lender, and such files will contain copies of each Financed Pre-Sale Contract Receivable and Financed Contract Receivable together with the purchase contracts, truth-in-lending statements, all relevant credit memoranda and all collection information and correspondence relating to such Financed Pre-Sale Contracts Receivable or Financed Contracts Receivable.
          5.15 Subordinated Obligations. Borrower will not, directly or indirectly, (a) permit any payment to be made in respect of any indebtedness, liabilities or obligations, direct or contingent, to any Affiliates (excluding trade payables incurred in the ordinary course of business), which payments shall be and are hereby made subordinate to the payment of principal of, and interest on, the Inventory Note and Receivable Note, or (b) permit the amendment, rescission or other modification of any of Borrower's subordinated obligations in such a manner as to affect adversely the lien priority of the Collateral.
                                                           17

          5.16 Loan Servicing. The servicing company and Servicing Agreement, if any, shall be satisfactory to Lender in its sole discretion. Borrower may not amend or terminate the Servicing Agreement without Lender's prior approval, and Borrower agrees not to interfere with the servicing agent's performance of its duties under the Servicing Agreement or to take any action that would be inconsistent in any way with the terms of the Servicing Agreement. The Servicing Agreement shall be cancelable by Lender upon the occurrence of any default under the Loan Documents. If the Servicer is an Affiliate, no servicing fees shall be paid if a default under any Loan Document has occurred and is continuing. All servicing fees, and the costs and expenses of the servicing agent, shall be paid by Borrower.

          5.17  Custodian.  Lender  shall  have the right at any time to utilize
 Custodian to maintain custody of the Collateral. Borrower agrees not to interfere with Custodian's performance of its duties under the Custodial Agreement or to take any action that would be inconsistent in any way with the terms of the Custodial Agreement. All custodial fees, and the costs and expenses of the Custodian, shall be paid by Borrower.
          5.18 Surety Bond. Borrower shall provide Lender with a copy of a $4,000,000 surety bond in accordance with the applicable laws of the state of South Carolina, issued by National Union Fire Insurance Co. of Pittsburgh, a corporate surety acceptable to Lender, in an amount and in a form acceptable to Lender with respect to consumer down payments and monthly payments made during the Pre-Sale Credit Period by Purchasers of Pre-Sale Contracts Receivable in the event proper and timely completion of the Resort does not occur and one or more of such Purchasers seeks a refund from Borrower of monies paid pursuant to the terms of Pre-Sale Contracts Receivable.
     5.19 Commencement and Completion of Construction. Borrower will commence construction of the Resort on or before March 1, 1996 and construction of the Resort shall be completed by Borrower by February 28, 1997; provided, however, if Borrower exercises its extension rights pursuant to Section 1 .7(a)(ii) of this Agreement, construction of the Resort shall be fully completed by Borrower by June 30, 1997.
 SECTION 6. NEGATIVE COVENANTS

So long as any portion of the Indebtedness remains unpaid or Lender is committed to lend hereunder, unless Lender otherwise consents in writing, Borrower hereby covenants and agrees with Lender as follows:
          6.1 Consolidation and Merger. Borrower will not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it.
          6.2 Restrictions on Transfers. Borrower shall not, without obtaining the prior written consent of Lender, which may be granted or withheld in Lender's sole discretion, (a) transfer, sell, pledge, convey, assign or encumber all or any portion of the Resort or
                                                           18
the Collateral (or contract to do any of the foregoing, including options to purchase and so called "installment sales contracts") except sales of Intervals to Purchasers in arms-length transactions; (b) permit any sale, assignment, encumbrance, dilution or other disposition of any ownership interests in Borrower (including any right to receive profits, losses or cash flow related to the Resort) now held by the Guarantor that would cause Guarantor to either (i) own less than less than a one hundred percent (100%) interest in Borrower or
(ii) cease to have a controlling interest in Borrower; or (d) permit the creation of any new ownership interests in Borrower.

6.3 Timeshare Regime. Prior to the Funding Date, Borrower, without Lender's prior written consent, shall not amend, modify or terminate the Declaration or the covenants, conditions, easements or restrictions against the Resort (or any portion thereof) in any material respects, except that if any amendment or modification is required either (a) to cause additional Units and Intervals to be annexed into the timeshare regime of the Resort, or (b) by law, Borrower shall implement the same and give prompt written notice thereof to Lender. Subsequent to the Funding Date, Borrower, without Lender's prior written consent, shall not amend, modify or terminate the Declaration or the covenants, conditions, easements or restrictions against the Resort (or any portion thereof), except that if any amendment or modification is required either (a) to cause additional Units and Intervals to be annexed into the timeshare regime of the Resort, or (b) by law, Borrower shall implement the same and give prompt written notice thereof to Lender. 6.4 Collateral. Borrower shall not take any action (nor permit or consent to the taking of any action) which might reasonably be anticipated to impair the value of the Collateral or any of the rights of Lender in the Collateral. 6.5 No Sales Outside of Certain States. Borrower shall not market, attempt to sell or sell any Intervals outside of the State of South Carolina, unless, prior to taking any such actions, Borrower delivers to Lender any applicable Compliance Documents. 6.6 Contracts. Borrower shall not materially amend, modify or assign to any other party any management, marketing, servicing, maintenance or other similar contract for the Resort. 6.7 Contracts Receivable. Borrower shall not pledge, sell, assign any Pre-Sale Contracts Receivable or Contracts Receivable to any person other than Lender for so long as any amount remains outstanding pursuant to the inventory component of the Loan. Except for the sale of a Unit or Interval to a Purchaser, and the encumbrance of such Unit or Interval as security for the Loan, Borrower shall not otherwise assign, convey, transfer or cause to be encumbered any interest in any Unit or Interval. All easements, declarations of covenants, conditions and restrictions and private and public dedications affecting such unsold Units and Intervals shall be submitted to Lender for its
                                                        19
approval and such approval must be obtained prior to the execution or granting of any thereof by Borrower.

SECTION 7. EVENTS OF DEFAULT

An "Event of Default" shall exist if any of the following shall occur:
7.1 Payments. Borrower shall fail to make any payment of the Indebtedness within five (5) days of the date such payment is due. 7.2 Failure to Permit Inspections and Commence and Complete Construction. Borrower shall fail to strictly comply with the provisions of Section 5.4 and 5.19 of this Agreement. 7.3 Covenant Defaults. Borrower shall fail to perform or observe any covenant, agreement or obligation contained in this Agreement or in any of the Loan Documents (other than any covenant or agreement obligating Borrower to pay the Indebtedness), and such failure shall continue for thirty (30) days after Lender delivers written notice thereof to Borrower, provided, however, if the failure is incapable of cure within such thirty (30) day period and Borrower shall be diligently pursuing a cure, such thirty (30) day cure period shall be extended by an additional period not to exceed sixty (60) additional days or a total of ninety
(90) days. 7.4 Warranties or Representations. Any representation or other statement made by or on behalf of Borrower in this Agreement, in any of the Loan Documents or in any instrument furnished in compliance with or in reference to the Loan Documents, shall be false, misleading or incorrect in any material respect as of the date made. 7.5 Bankruptcy. A petition under any Chapter of Title 11 of the United States Code or any similar law or regulation is filed by or against Borrower, or Guarantor (and in the case of an involuntary petition in bankruptcy, such petition is not discharged within sixty (60) days of its filing), or a custodian, receiver or trustee for any of the Resort is appointed, or Borrower, or Guarantor makes an assignment for the benefit of creditors, or any of them are adjudged insolvent by any state or federal court of competent jurisdiction, or any of them admit their insolvency or inability to pay their debts as they become due or an attachment or execution is levied against any of the Resort. 7.6 Attachment, Judgment, Tax Liens. The issuance, filing or levy against Borrower or Guarantor of one or more attachments, injunctions, executions, tax liens or judgments for the payment of money cumulatively in excess of $50,000, which is not discharged in full or stayed within thirty (30) days after issuance or filing. 7.7 Default by Borrower in Other Agreements. Any default by Borrower in the payment of indebtedness for borrowed money after the expiration of any applicable grace
                                                        20
or cure period including, without limitation, a default by Borrower under the Construction Loan Documents; any other default under such indebtedness which accelerates or permits the acceleration (after the giving of notice or passage of time, or both) of the maturity of such indebtedness; or any default which permits the holders of such indebtedness to elect a majority of the Board of Directors of Borrower.

     7.8 Suspension of Sales. The issuance of any stay order, cease and desist order or similar judicial or nonjudicial sanction that materially adversely limits or otherwise affects any Interval sales activities, and, with respect to any such sanction only, such sanction is not dismissed, terminated or rescinded within thirty (30) days after issuance.
SECTION 8. REMEDIES

8.1 Remedies upon Default. Upon the occurrence of an Event of Default, Lender may take any one or more of the following actions, all without notice to
Borrower: (a) Acceleration. Declare the unpaid balance of the Indebtedness, or any part thereof, immediately due and payable, whereupon the same shall be due and payable. (b) Termination of Obligation to Advance. Terminate any commitment of Lender to lend under this Agreement in its entirety, or any portion of any such commitment, to the extent Lender shall deem appropriate. (c) Judgment. Reduce Lender's claim to judgment, foreclose or otherwise enforce Lender's security interest in all or any part of the Collateral by any available judicial procedure, including, without limitation, the foreclosure of the Mortgage. (d) Sale of Collateral. Exercise all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) including (i) require Borrower to, and Borrower hereby agrees that it will, at its expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties; (II) enter upon any premises of Borrower and take possession of the Collateral; and (111) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, ten (10) days notice of the time and place of any sale shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Lender. Borrower shall remain liable for any deficiency. Lender shall not be required to proceed against any Collateral but may proceed against Borrower [GRAPHIC OMITTED] directly. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted.

(e) Receiver. Apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Borrower hereby consents to any such appointment. (f) Exercise of Other Rights. Exercise any and all other rights or remedies afforded by any applicable laws or by the Loan Documents as Lender shall deem appropriate, at law, in equity or otherwise, including the right to bring suit or other proceeding, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right or remedy granted to Lender in the Loan Documents. 8.2 Application of Collateral; Termination of Agreements. Upon the occurrence of an Event of Default, Lender may apply against the Indebtedness any and all Collateral in its possession, any and all balances, credits, deposits, accounts, reserves, indebtedness or other moneys due or owing to Borrower held by Lender hereunder or under any other financing agreement or otherwise, whether accrued or not. 8.3 Waivers. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default. No delay or omission by Lender in exercising any right or remedy under the Loan Documents shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy under the Loan Documents or otherwise. Further, Borrower and Guarantor severally waive notice of the occurrence of any Event of Default, presentment and demand for payment, protest, and notice of protest, notice of intention to accelerate, acceleration and nonpayment, and agree that their liability shall not be affected by any renewal or extension in the time of payment of the Indebtedness, or by any release or change in any security for the payment or performance of the Indebtedness, regardless of the number of such renewals, extensions, releases or changes. Borrower also hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien created by any of the Loan Documents or to any action brought to enforce the Note or any other obligation secured by the Loan Documents. 8.4 Cumulative Rights. All rights and remedies available to Lender under the Loan Documents shall be cumulative and in addition to all other rights and remedies granted to Lender at law or in equity, whether or not the Indebtedness is due and payable and whether or not Lender shall have instituted any suit for collection or other action in connection with the Loan Documents.

SECTION 9. CERTAIN RIGHTS OF LENDER


I

9.1 Protection of Collateral. Lender may at any time and from time to time take such actions as Lender deems necessary or appropriate to protect Lender's liens and security interests in and to preserve the Collateral. Borrower agrees to cooperate fully with all of Lender's efforts to preserve the Collateral and Lender's liens and security interests therein. 9.2 Performance by Lender. If Borrower fails to perform any agreement contained herein, Lender may, but shall not be obligated to, cause the performance of, such agreement, and the expenses of Lender incurred in connection therewith shall be payable by Borrower pursuant to Section 10.3 below. 9.3 Fees and Expenses. Borrower agrees to promptly pay all reasonable Costs and all such Costs shall be included as additional Indebtedness bearing interest at the Default Rate until paid. 9.4 Assignment of Lender's Interest. Lender shall have the right to assign all or any portion of its rights in this Agreement to any subsequent holder or holders of the Indebtedness. 9.5 Notice to Purchaser. Borrower authorizes both Lender and the Custodian (but neither Lender nor the Custodian shall be obligated) to communicate at any time and from time to time, whether prior to or after a sale of an Interval, with any Purchaser or any other Person primarily or secondarily liable under a Financed Pre-Sale Contract Receivable or Financed Contract Receivable with regard to the lien of Lender thereon and any other matter relating thereto. Lender may perform, at Borrowers expense, any and all credit investigations as Lender may deem necessary to determine whether any such Purchaser's purchase contract meets the requirements to be an Eligible Pre-Sale Contract Receivable or Eligible Contract Receivable. 9.6 Collection of Contracts. Borrower shall direct and authorize each party liable for the payment of the Financed Pre-Sale Contracts Receivable or Financed Contracts Receivable to pay each installment thereon to Lockbox Agent pursuant to the Lockbox Agreement, after which such parties are directed upon the occurrence of an Event of Default to make all further payments on the Financed Pre-Sale Contracts Receivable or Financed Contracts Receivable in accordance with the directions of Lender. Following the occurrence of an Event of Default, Lender shall have the right to (a) require that all payments due under the Financed Pre-Sale Contracts Receivable or Financed Contracts Receivable be paid directly to Lender, and to receive, collect, hold and apply the same in accordance with the provisions of this Agreement, and (b) take such remedial action available to it for the enforcement of any defaulted Financed Pre-Sale Contract Receivable or Financed Contract Receivable including, without limitation, filing a certificate of default in Horry County, South Carolina which terminates Purchaser's interest in the

Interval. Borrower hereby further irrevocably authorizes, directs and empowers Lender to collect and receive all checks and drafts evidencing such payments and to endorse such checks or drafts in the name of Borrower and upon such endorsements, to collect and receive the money therefor.

Upon payment and satisfaction in full of all Indebtedness, Lender will, at Borrower's request and sole expense, give written notice as necessary to redirect payment of the Financed Pre-Sale Contract Receivable or Financed
Contract Receivable as requested by Borrower. 9.7 Power of Attorney. Borrower does hereby irrevocably constitute and appoint Lender as Borrower's true and lawful agent and attorney-in-fact, with full power of substitution, for Borrower and in Borrower's name, place and stead, or otherwise, to (a) endorse any checks or drafts payable to Borrower in the name of Borrower and in favor of Lender as provided in Section 9.6 above; (b) to demand and receive from time to time any and all property, rights, titles, interests and liens hereby sold, assigned and transferred, or intended so to be, and to give receipts for same; and (c) upon the occurrence and during the continuance of any Event of Default hereunder, (i) to institute and prosecute in the name of Borrower or otherwise, but for the benefit of Lender, any and all proceedings at law, in equity, or otherwise, that Lender may deem proper in order to collect, assert or enforce any claim, right or title, of any kind, in and to the property, rights, titles, interests and liens hereby sold, assigned or transferred, or intended so to be, and to defend and compromise any and all actions, suits or proceedings in respect of any of the said property, rights, titles, interests and liens, and (11) generally to do all and any such acts and things in relation to the Collateral as Lender shall in good faith deem advisable. Borrower hereby declares that the appointment made and the powers granted pursuant to this Section are coupled with an interest and are and shall be irrevocable by Borrower in any manner, or for any reason, unless and until all obligations of Borrower to Lender have been satisfied. 9.8 Indemnification of Lender. Borrower shall indemnify Lender and hold Lender harmless from and against any and all liabilities, indebtedness, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender, in any way relating to or arising out of (a) this Agreement and the Loan Documents and/or (b) any of the transactions contemplated therein or thereby (including those in any way relating to or arising out of the violation by Borrower of any federal or state laws including the Interstate Land Sales Full Disclosure Act or the Timeshare Act). Upon receiving knowledge of any suit, claim or demand asserted by a third party that Lender believes is covered by this indemnity, and subject to the condition that no Event of Default under this Agreement shall then exist, Lender shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to Lender. Notwithstanding any defense by Borrower of any such suit, claim or demand, Lender shall have the right to participate in any material decision
                                                        24
 affecting the conduct or settlement of any dispute or proceeding for which indemnification may be claimed.

SECTION 10. MISCELLANEOUS

10.1 Notice. Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier or U.S. Mail and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (Chicago time) on a business day; Provided that a hard copy of such notice is also sent pursuant to (c) or
(d) below; (c) if by overnight courier, on the first business day after delivery to the courier; or (d) if by U.S. Mail, certified or registered mail, return receipt requested on the fourth (4th) day after deposit in the mail postage prepaid. Notices to Borrower: Notices to Lender: With a copy to: Patten Resorts, Inc.
 Attn: Patrick E. Rondeau, Esquire
 5295 Town Center Road, Suite 400
 Boca Raton, Florida 33486
 Telephone: (407) 361-2705
 Telecopy: (407) 361-2800

Heller Financial, Inc.
 Real Estate Financial Services
 Attn: Portfolio Manager, Sales Finance
 Division
 R.E. Loan No. 95-203
 500 West Monroe St. 15th Fl.
 Chicago, Illinois 60661
 Telecopy: (312) 441-7119

Heller Financial, Inc.
 Real Estate Financial
 Services
 Attn: Group General Counsel
 R.E. Loan No. 95-203
 500 West Monroe St. 15th Fl.
 Chicago, Illinois 60661
 Telecopy: (312) 441-7872

10.2 Survival. All representations, warranties, covenants and agreements made by Borrower herein, in the other Loan Documents or in any other agreement, document, instrument or certificate delivered by or on behalf of Borrower under or pursuant to the Loan Documents shall be considered to have been relied upon by Lender and shall survive the delivery to Lender of such Loan Documents and the extension of the
                                                          25

Indebtedness (and each part thereof), regardless of any investigation made by or on behalf of Lender.

10.3 Governing Law. This Agreement and the other Loan Documents (except as may be expressly provided therein to the contrary) shall be governed by and construed in accordance with the laws of the State of Illinois and applicable laws of the United States. 10.4 Invalid Provisions. If any provision of this Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, this Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof or thereof, and the remaining provisions hereof or thereof shall remain in full force and effect.
10.5 Counterparts: Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were on the same instrument. This Agreement shall become effective upon Lender's receipt of one or more counterparts hereof signed by Borrower and Lender. 10.6 Lender Not Fiduciary. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or provision of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor. 10.7 Entire Agreement. This Agreement, including the Exhibits, Schedules and other Loan Documents and agreements referred to herein embody the entire agreement between the parties hereto, supersedes all prior agreements and understandings between the parties whether written or oral relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements among Lender, Borrower or Guarantor or between any two or more of them. This Agreement may be modified or changed only in a writing executed by both Lender and Borrower and/or the other affected parties. 10.8 Venue. BORROWER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED, AT LENDER'S SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A SITUS WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. Borrower HEREBY IRREVOCABLY APPOINTS AND DESIGNATES CT CORPORATION SYSTEM

WHOSE  ADDRESS IS BORROWER,  C/O CT  CORPORATION  SYSTEM,  208 S.
LASALLE STREET, CHICAGO, ILLINOIS 60604, AS ITS DULY AUTHORIZED AGENT FOR SERVICE OF LEGAL PROCESS AND AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF PROCESS UPON SUCH PARTY. IN THE EVENT SERVICE IS UNDELIVERABLE BECAUSE SUCH AGENT MOVES OR CEASES TO DO BUSINESS IN CHICAGO, ILLINOIS, BORROWER SHALL, WITHIN TEN (10) DAYS AFTER LENDER'S REQUEST, APPOINT A SUBSTITUTE AGENT (IN CHICAGO, ILLINOIS) ON ITS BEHALF AND WITHIN SUCH PERIOD NOTIFY LENDER OF SUCH APPOINTMENT. IF SUCH SUBSTITUTE AGENT IS NOT TIMELY APPOINTED, LENDER SHALL, IN ITS SOLE DISCRETION, HAVE THE RIGHT TO DESIGNATE A SUBSTITUTE AGENT UPON FIVE (5) DAYS NOTICE TO BORROWER. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY LENDER ON THE LOAN DOCUMENTS IN ACCORDANCE WITH THIS PARAGRAPH.

10.9 Jury Trial Waiver. BORROWER, GUARANTOR AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER, GUARANTOR AND LENDER, AND BORROWER AND GUARANTOR ACKNOWLEDGE THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER, GUARANTOR AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT-TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, GUARANTOR AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL. 10.10 Consent to Advertising and Publicity. Borrower hereby consents that Lender may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement. 10.11 Headings. Section headings have been inserted in the Agreement as a matter of convenience of reference only; such section headings are not a part of the Agreement and shall not be used in the interpretation of this Agreement.
                                                         27

10.12 Broker's Fees. There are no brokers. finders' or other similar fees or commitments due with respect to the transactions described in the Agreement. Borrower shall defend Lender and save and hold it harmless from all claims of any Persons for any such fees which indemnity shall include reasonable attorneys' fees and legal expenses.

10.13 Non-Disturbance. Lender agrees that so long as a Purchaser of an Interval is not in default according to the terms of his or her purchase contract and any of the Project Instruments described therein that Lender shall not disturb or impair any rights of such Purchaser to have access to and use the Resort in accordance with the terms of his or her purchase contract or the Project Instruments. The parties hereto have executed this Agreement or have caused the same to be executed by their duly authorized representatives as of the date first above written. BORROWER: WITNESSES:


        -



PATTEN RESORTS, INC.
By: Alan L. Murray
 Name: Alan L. Murray
 Its: Treasurer
 (CORPORATE SEAL)

LENDER:
HELLER FiNANCIAL, INC.
8y:
 Name: Dawn Graton
 Its: Assistant Vice President
 (CORPORATE SEAL)

GUARANTOR:

WITNESSES:

 PATTEN CORPORATION

By: Alan C. Murray


 (CORPORATE SEAL)